AMENDED SCHEDULE A

TO THE INVESTMENT ADVISORY AGREEMENT
DATED SEPTEMBER 29, 2006

EFFECTIVE APRIL 7, 2008

The Investment Advisory Agreement dated September 29, 2006 between Old Mutual Funds I and Old Mutual Capital, Inc. (the "Agreement") is hereby amended by replacing Schedule A in its entirety with the following:

Pursuant to Section 5 of this Agreement, each Portfolio shall pay the Adviser, at the end of each calendar month, compensation computed daily at the annual rate of the Portfolio's average daily net assets based on the following schedule.

Fund

Fee

Asset Level





Old Mutual Analytic VA Defensive Equity
Portfolio

0.95%


Old Mutual Analytic VA Global Defensive
Equity Portfolio

1.150%
1.125%
1.100%
1.075%

Less than $1 billion
Between $1 - $2 billion
Between $2 - $3 billion
Greater than $3 billion
Old Mutual VA Asset Allocation Balanced
Portfolio

0.200%
0.175%
0.150%
0.125%

Less than $1 billion
$1 billion to less than $2 billion
$2 billion to less than $3 billion
$3 billion or greater
Old Mutual VA Asset Allocation Conservative
Portfolio

0.200%
0.175%
0.150%
0.125%

Less than $1 billion
$1 billion to less than $2 billion
$2 billion to less than $3 billion
$3 billion or greater
Old Mutual VA Asset Allocation Growth
Portfolio

0.250%
0.225%
0.200%
0.175%

Less than $1 billion
$1 billion to less than $2 billion
$2 billion to less than $3 billion
$3 billion or greater
Old Mutual VA Asset Allocation Moderate
Growth Portfolio

0.250%
0.225%
0.200%
0.175%

Less than $1 billion
$1 billion to less than $2 billion
$2 billion to less than $3 billion
$3 billion or greater




Old Mutual Funds I	Old Mutual Capital, Inc.

By:  /s/ Julian F. Sluyters  	By:  /s/ Mark E. Black

Name: Julian F. Sluyters	Name: Mark E. Black
Title:  President	Title:  Chief Financial Officer
Date:  		Date: